UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On May 20, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) issued a press release announcing updated clinical data for its candidate immunotherapeutic recombinant drug, SON-1010, as monotherapy or combined with atezolizumab (in collaboration with Genentech, a member of the Roche Group), and an increase of the target dose of SON-1010 during dose escalation in both of the Company’s current Phase 1 clinical trials. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On May 20, 2024, the Company announced updated clinical data for SON-1010 as a monotherapy and combined with atezolizumab (Tecentriq®), an anti-PD-L1, and an increase in the target dose of SON-1010 during dose escalation in both of the Company’s current Phase 1 clinical trials. The Company’s SON-1010 studies have together enrolled 61 subjects, to date, as dose escalation continues in SB101 and SB221 at higher levels. Patients have received up to 25 cycles of SON-1010 as monotherapy and 10 cycles of SON-1010 with atezolizumab without dose-limiting toxicity at any dose level. The Company’s cytokine data revealed about 10-fold extended half-life for SON-1010 compared with rhIL-12 that induces prolonged and controlled IFNγ responses, with no evidence of cytokine release syndrome at any dose.

The safety of SON-1010 dosing has been formally reviewed in two current Phase 1 clinical trials and the Company is now increasing the target dose of SON-1010 during dose escalation. SON-1010 is a proprietary version of recombinant human interleukin-12 (rhIL-12), configured using the Company’s Fully Human Albumin Binding (FHAB®) platform, which extends the half-life and activity of the IL-12 component due to binding native albumin in the serum and targets the tumor microenvironment (TME) by strongly binding gp60 and Secreted Protein Acidic and Rich in Cysteine (SPARC). SB101 is a Phase 1 multiple-ascending dose (MAD) trial in adult patients with advanced solid tumors (NCT05352750) that commenced in Q2 2022 and is currently enrolling the sixth dose cohort. SB221 is a Phase 1b/2a dose-escalation and proof-of-concept study of the combination of SON-1010 with atezolizumab (in collaboration with Genentech, a member of the Roche Group), in a study focused on platinum-resistant ovarian cancer (PROC) (NCT05756907) that started in Q4 2023, now enrolling the fourth dose cohort. In addition, SON-1010 was studied in SB102, which was a Phase 1 single-ascending dose (SAD) trial in healthy volunteers (NCT05408572) that started in Q3 2022, the results were recently published (Kenney, et al, Frontiers in Immunology, 2024).

Safety in both of the active cancer trials has been reviewed by their respective Safety Review Committees at each step during dose escalation. Both trials use a ‘desensitizing’ first dose to take advantage of the known tachyphylaxis with rhIL-12, which minimizes toxicity and allows higher maintenance doses. No dose-limiting toxicities or related serious adverse events have occurred to date. The safety and toxicity profile that has developed is typical for a Phase 1 oncology trial, with the majority of adverse events (AEs) being reported as mild. All have been transient, with no evidence of cytokine release syndrome. Of the 25 cancer patients dosed to date and evaluable for follow-up at this latest cutoff, 15 (60%) had stable disease at their first follow-up scan, 8 of whom were progressing at study entry. At four months follow-up, 8 of 23 evaluable patients remained stable at the second CT scan, suggesting clinical benefit of SON-1010 in 35% of the patients.

One patient with progressive endometrial sarcoma receiving SON-1010 monotherapy in SB101 had stable disease (SD) for almost 2 years before progressing – her ascites had resolved and tumors had shrunk at one point but she never reached a partial response (PR) by Response Evaluation Criteria in Solid Tumors (RECIST) rules. Cytokine analysis following each dose in that study revealed controlled and prolonged induction of interferon gamma (IFNγ) that peaked at 24 to 48 hours and returned to baseline within 2 to 4 weeks. A small increase in IL-10 was observed with each dose as expected in response to IFNγ. There was either a minimal or no signal for IL-1β, IL-6, IL-8, and TNFα, and there was no indication of any potential for cytokine release syndrome (CRS) at these doses. One patient in Part 1 of SB221 with uterine sarcomas received 8 cycles of the SON-1010/atezolizumab combination therapy every 3 weeks before progressing; another two have received 8 and 10 cycles, respectively, and are continuing on the study. The stable AE profiles despite dose escalation led the Company to reevaluate the target dose, so the Company has added groups in both studies to evaluate 1200 ng/kg SON-1010 as a maintenance dose (the molar equivalent of 800 ng/kg rhIL-12). Finally, Part 2 of the SB221 combination study has been trimmed to remove the monotherapy arm.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange and Private Securities Litigation Reform Act, as amended, including those relating to the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Date: May 20, 2024	By:	/s/ Pankaj Mohan, Ph.D.
Name: Pankaj Mohan, Ph.D.
Title: Chief Executive Officer